Exhibit 99.1

Landmark Infrastructure Partners LP Reports Second Quarter 2017 Results

El Segundo, California, August 3, 2017 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its second quarter 2017 financial results.

Highlights

•

On July 31, the Partnership successfully reorganized under its new legal structure, intended to substantially eliminate unrelated business taxable income (“UBTI”) and simplify state income tax filings;

•

In May 2017, our sponsor, Landmark Dividend LLC (“Landmark”), announced a strategic venture with Ericsson to build out an intelligent IoT microgrid system across North America utilizing Ericsson’s Zero Site solution;

•

In June 2017, the Partnership announced a partnership with Penteon Corporation to deploy a nationwide low-power, wide area network (LPWAN) based on LoRA technology across the Partnership’s real estate platform;

•	Completed acquisitions totaling approximately $82 million year-to-date through July 31, 2017, including:
o	On July 28, the Partnership acquired 34 assets from Landmark for total consideration of $22 million;
o	On June 8, the Partnership acquired 41 assets from Landmark for total consideration of $24.7 million;
•	Increased the borrowing capacity under the Partnership’s revolving credit facility by $85 million to $367 million;
•	Announced a quarterly distribution of $0.3550 per common unit, representing year-over-year distribution growth of 6.8%;
•	Reported Q2 2017 rental revenue of $12.8 million, a 69% increase year-over-year;
•	Reported Q2 2017 net income of $2.7 million, EBITDA of $10.2 million, and Adjusted EBITDA of $12.4 million, a 72% increase in Adjusted EBITDA year-over-year; and
•	Reported Q2 2017 distributable cash flow of $7.1 million, a 51% increase year-over-year.

Second Quarter 2017 Results

Rental revenue for the quarter ended June 30, 2017 increased 69% to $12.8 million compared to the second quarter of 2016.  Net income for the second quarter was $2.7 million, compared to net income of less than $0.1 million in the second quarter of 2016.  Net income attributable to common and subordinated unitholders per basic and diluted unit in the second quarter of 2017 increased to $0.05, compared to a net loss attributable to common and subordinated unitholders per basic and diluted unit of $0.03 in the second quarter of 2016.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended June 30, 2017 increased 119% to $10.2 million compared to the second quarter of 2016.  The net income and EBITDA amounts for the quarter ended June 30, 2017 include the impact from $0.7 million in impairments, $0.5 million of unrealized loss on derivatives, and $0.3 million of acquisition-related expenses.  Adjusted EBITDA for the quarter ended June 30, 2017 increased 72% to $12.4 million compared to the second quarter of 2016, and distributable cash flow increased 51% to $7.1 million compared to the second quarter of 2016.

For the six months ended June 30, 2017, the Partnership reported rental revenue of $24.6 million, net income of $6.2 million, and net income attributable to common and subordinated unitholders of $0.14 per basic and diluted unit.  The Partnership reported EBITDA of $20.7 million, Adjusted EBITDA of $23.6 million, and distributable cash flow of $13.5 million in the six-month period ended June 30, 2017.  The net income and EBITDA amounts include the impact from $0.8 million in impairments, $0.8 million of acquisition-related expenses, and $0.1 million of unrealized loss on derivatives.

“We’re very pleased with our second quarter results and the recent achievements of the Partnership.  The implementation of our new legal structure should broaden our investor base by substantially eliminating UBTI and simplifying state income tax filings,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “In addition, we are also very excited about our strategic partnerships with Ericsson and Penteon.  These relationships should complement our core ground lease business as we continue our transition to a fully-integrated real estate and infrastructure company, further creating value for our unitholders and driving future growth for LMRK.”

Quarterly Distributions

On July 19, 2017, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3550 per common unit, or $1.42 per common unit on an annualized basis, for the quarter ended June 30, 2017.  This quarter’s cash distribution, which represents a 6.8% increase year-over-year, marks the tenth consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution is payable on August 14, 2017 to common unitholders of record as of August 1, 2017.

On July 19, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on August 15, 2017 to Series B preferred unitholders of record as of August 1, 2017.

On June 22, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on July 17, 2017 to Series A preferred unitholders of record as of July 3, 2017.

Capital and Liquidity

As of June 30, 2017, the Partnership had $279 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $88 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.  During the second quarter, the Partnership amended the Facility to increase the borrowing capacity by $85 million to $367 million.

Recent Acquisitions

Year-to-date through July 31, 2017, the Partnership acquired a total of 107 assets for total consideration of approximately $82 million.  The acquisitions were immediately accretive to the Partnership’s distributable cash flow, and funded primarily with borrowings under the Partnership’s existing Facility.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership has issued 310,844 Series A preferred units and 192,349 Series B preferred units for gross proceeds of approximately $7.8 million and $4.8 million, respectively, year-to-date through July 31, 2017.

2017 Guidance

The Partnership’s sponsor has expressed its intent to offer us the right to purchase $200 million of assets in 2017.  These acquisitions, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2016 distribution of $0.35 per common unit by the fourth quarter 2017 (distribution to be paid in February 2018).

Changes to Legal Structure; REIT Subsidiary

On July 20, 2017, the Partnership’s common unitholders (excluding the Partnership’s general partner and its affiliates) and subordinated unitholders, voting as separate classes, approved an amendment to the partnership agreement that imposes ownership limits on the holding of units in the Partnership necessary to support the previously announced change in legal structure, which contemplated moving the Partnership’s assets under a subsidiary intended to be taxed as a real estate investment trust (“REIT”).

On July 31, 2017, the Partnership announced the completion of changes to its legal structure which are designed to simplify tax reporting for unitholders, substantially eliminate unrelated business taxable income (“UBTI”) allocated by the Partnership to tax-exempt investors, including individuals investing through tax-deferred accounts such as individual retirement accounts (“IRAs”), and ultimately broaden the Partnership’s potential investor base.

For investors purchasing units after July 2017, the Schedule K-1 received for the 2017 tax year will reflect the revised structure, and is expected to be simplified to include predominately dividends, other corporate distributions and related expenses, and is intended to eliminate the amount of state taxable income sourced to states other than the state of residence for most individual unitholders.  These changes are expected to apply to both the common and preferred units and are not expected to impact the presentation of the Partnership’s financial results.

Conference Call Information

The Partnership will hold a conference call on Thursday, August 3, 2017, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its second quarter 2017 financial and operating results.  The call can be accessed via a live webcast at http://edge.media-server.com/m/p/7hx9shxf, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 55503074.

A webcast replay will be available approximately two hours after the completion of the conference call through August 3, 2018 at http://investor.landmarkmlp.com/phoenix.zhtml?c=253802&p=irol-calendar.  The replay is also available through August 12, 2017 by dialing 855-859-2056 or 404-537-3406 and entering the access code 55503074.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s assets include long-term and perpetual easements, tenant lease assignments and fee simple properties, primarily located in the United States.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2017, the deployment of proceeds from the recent equity offering, and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2016 and Current Report on Form 8-K filed with the Commission on February 23, 2017.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(213) 788-4528

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016(1)	2017	2016(1)
Revenue
Rental revenue	$12,803	$9,768	$24,644	$19,508
Expenses
Management fees to affiliate	—	73	—	146
Property operating	74	69	161	74
General and administrative	1,437	1,041	2,845	2,145
Acquisition-related	285	355	752	427
Amortization	3,239	2,785	6,368	5,307
Impairments	692	—	848	—
Total expenses	5,727	4,323	10,974	8,099
Other income and expenses
Interest and other income	379	275	738	559
Interest expense	(4,234)	(3,315)	(8,154)	(6,620)
Unrealized loss on derivatives	(544)	(1,797)	(50)	(4,967)
Gain on sale of real property interests	—	—	—	374
Total other income and expenses	(4,399)	(4,837)	(7,466)	(10,654)
Net income	2,677	608	6,204	755
Less: Pre-acquisition net income from Drop-down Assets (1)	—	580	—	1,155
Less: Net income attributable to noncontrolling interests	4	—	7	—
Net income (loss) attributable to limited partners	2,673	28	6,197	(400)
Less: Distributions to preferred unitholders	(1,510)	(382)	(2,854)	(382)
Less: General Partner's incentive distribution rights	(98)	(5)	(187)	(5)
Net income (loss) attributable to common and subordinated unitholders	$1,065	$(359)	$3,156	$(787)
Net income (loss) per common and subordinated unit
Common units – basic and diluted	$0.05	$(0.02)	$0.14	$(0.05)
Subordinated units – basic and diluted	$0.05	$(0.03)	$0.14	$(0.06)
Weighted average common and subordinated units outstanding
Common units – basic	19,650	11,915	19,554	11,872
Common units – diluted	22,785	15,050	22,689	15,007
Subordinated units – basic and diluted	3,135	3,135	3,135	3,135
Other Data
Total leased tenant sites (end of period)	2,016	1,882	2,016	1,882
Total available tenant sites (end of period)	2,093	1,927	2,093	1,927

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions, (the “2016 Drop-down Assets”) from our sponsor Landmark Dividend LLC and affiliates (collectively “Landmark”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the 2016 Drop-down Assets. On April 1, 2017, the Partnership early adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU No. 2017-01”). Under ASU 2017-01 the June 8, 2017 drop-down transaction was an asset acquisition with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions will be capitalized. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the Securities and Exchange Commission on August 3, 2017 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

In thousands, except per unit data

(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Land	$98,532	$88,845
Real property interests	525,148	490,030
Total land and real property interests	623,680	578,875
Accumulated amortization of real property interests	(31,510)	(25,967)
Land and net real property interests	592,170	552,908
Investments in receivables, net	20,151	17,440
Cash and cash equivalents	7,462	2,711
Restricted cash	1,202	2,851
Rent receivables, net	3,899	2,372
Due from Landmark and affiliates	722	566
Deferred loan costs, net	3,524	2,797
Deferred rent receivable	2,298	1,379
Derivative asset	1,518	1,860
Other intangible assets, net	16,425	15,730
Other assets	1,476	2,446
Total assets	$650,847	$603,060
Liabilities and equity
Revolving credit facility	$279,000	$224,500
Secured notes, net	112,251	112,435
Accounts payable and accrued liabilities	3,876	4,374
Other intangible liabilities, net	12,296	13,061
Prepaid rent	4,822	3,984
Derivative liabilities	84	376
Total liabilities	412,329	358,730
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 1,074,602 and 863,957 units issued and outstanding at June 30, 2017 and December 31, 2016, respectively	24,557	19,393
Series B cumulative redeemable preferred units, 2,004,060 and 1,840,000 units issued and outstanding at June 30, 2017 and December 31, 2016, respectively	47,790	44,256
Common units, 19,749,563 and 19,450,555 units issued and outstanding at June 30, 2017 and December 31, 2016, respectively	287,972	294,296
Subordinated units, 3,135,109 units issued and outstanding	20,750	22,524
General Partner	(142,665)	(135,630)
Accumulated other comprehensive income (loss)	11	(509)
Total limited partners' equity	238,415	244,330
Noncontrolling interests	103	—
Total equity	238,518	244,330
Total liabilities and equity	$650,847	$603,060

Landmark Infrastructure Partners LP

Real Property Interest Table

	Available Tenant Sites (1)		Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	986	1,259	78.3	(7)	1,211	29.6			$6,819	53%
Outdoor Advertising	415	500	85.7	(7)	488	18.0			2,086	16%
Renewable Power Generation	20	51	30.1	(7)	51	29.5			574	5%
Subtotal	1,421	1,810	79.6	(7)	1,750	26.4			$9,479	74%
Tenant Lease Assignment only (8)
Wireless Communication	145	203	50.2		186	18.8			$1,318	10%
Outdoor Advertising	20	20	68.4		20	15.5			177	1%
Subtotal	165	223	51.8		206	18.4			$1,495	11%
Tenant Lease on Fee Simple
Wireless Communication	10	19	99.0	(7)	19	18.4			$101	1%
Outdoor Advertising	23	27	99.0	(7)	27	11.1			191	2%
Renewable Power Generation	12	14	99.0	(7)	14	32.6			1,537	12%
Subtotal	45	60	99.0	(7)	60	18.3			$1,829	15%
Total	1,631	2,093	77.2	(9)	2,016	25.3			$12,803	100%
Aggregate Portfolio
Wireless Communication	1,141	1,481	74.7		1,416	28.0	96%	$1,864	$8,238	64%
Outdoor Advertising	458	547	85.6		535	17.6	98%	1,534	2,454	19%
Renewable Power Generation	32	65	35.4		65	30.7	100%	10,999	2,111	17%
Total	1,631	2,093	77.2	(9)	2,016	25.3	96%	$2,070	$12,803	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of June 30, 2017 were 4.0, 8.7, 19.5 and 5.4 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended June 30, 2017. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 67 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016(1)	2017	2016(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$2,677	$608	$6,204	$755
Interest expense	4,234	3,315	8,154	6,620
Amortization expense	3,239	2,785	6,368	5,307
EBITDA	$10,150	$6,708	$20,726	$12,682
Impairments	692	—	848	—
Acquisition-related	285	355	752	427
Unrealized loss on derivatives	544	1,797	50	4,967
Gain on sale of real property interests	—	—	—	(374)
Unit-based compensation	—	—	105	105
Straight line rent adjustments	27	(79)	(217)	(173)
Amortization of above- and below-market rents, net	(369)	(341)	(652)	(737)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	1,074	819	2,029	1,619
Adjusted EBITDA	$12,403	$9,259	$23,641	$18,516
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$7,211	$6,906	$13,990	$12,880
Unit-based compensation	—	—	(105)	(105)
Unrealized loss on derivatives	(544)	(1,797)	(50)	(4,967)
Amortization expense	(3,239)	(2,785)	(6,368)	(5,307)
Amortization of above- and below-market rents, net	369	341	652	737
Amortization of deferred loan costs and discount on secured notes	(473)	(407)	(911)	(783)
Receivables interest accretion	(2)	4	7	23
Impairments	(692)	—	(848)	—
Gain on sale of real property interests	—	—	—	374
Allowance for doubtful accounts	(11)	—	(26)	—
Working capital changes	58	(1,654)	(137)	(2,097)
Net income	$2,677	$608	$6,204	$755
Interest expense	4,234	3,315	8,154	6,620
Amortization expense	3,239	2,785	6,368	5,307
EBITDA	$10,150	$6,708	$20,726	$12,682
Less:
Gain on sale of real property interests	—	—	—	(374)
Straight line rent adjustment	—	(79)	(217)	(173)
Amortization of above- and below-market rents, net	(369)	(341)	(652)	(737)
Add:
Impairments	692	—	848	—
Acquisition-related	285	355	752	427
Unrealized loss on derivatives	544	1,797	50	4,967
Unit-based compensation	—	—	105	105
Straight line rent adjustment	27	—	—	—
Deemed capital contribution to fund general and administrative expense reimbursement (2)	1,074	819	2,029	1,619
Adjusted EBITDA	$12,403	$9,259	$23,641	$18,516
Less:
Expansion capital expenditures	(46,710)	(8,027)	(59,153)	(8,027)
Cash interest expense	(3,761)	(2,908)	(7,243)	(5,837)
Distributions to preferred unitholders	(1,510)	(382)	(2,854)	(382)
Distributions to noncontrolling interest holders	(4)	—	(7)	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	46,710	8,027	59,153	8,027
Distributable cash flow	$7,128	$5,969	$13,537	$12,297

(1)

Financial information prior to the closing of drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the year ended December 31, 2016. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

	Three Months Ended June 30,
	2017	2016(1)
	Landmark	Landmark	Drop-down
	Infrastructure	Infrastructure	Assets	Consolidated
	Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$12,803	$7,588	$2,180	$9,768
Expenses:
Management fees to affiliate	—	—	73	73
Property operating	74	67	2	69
General and administrative	1,437	1,041	—	1,041
Acquisition-related	285	263	92	355
Amortization	3,239	2,239	546	2,785
Impairments	692	—	—	—
Total expenses	5,727	3,610	713	4,323
Other income and expenses
Interest and other income	379	220	55	275
Interest expense	(4,234)	(2,367)	(948)	(3,315)
Unrealized gain (loss) on derivatives	(544)	(1,803)	6	(1,797)
Total other income and expenses	(4,399)	(3,950)	(887)	(4,837)
Net income	$2,677	$28	$580	$608
Add:
Interest expense	4,234	2,367	948	3,315
Amortization expense	3,239	2,239	546	2,785
EBITDA	$10,150	$4,634	$2,074	$6,708
Less:
Straight line rent adjustments	—	(28)	(51)	(79)
Amortization of above- and below-market rents	(369)	(267)	(74)	(341)
Add:
Impairments	692	—	—	—
Acquisition-related expenses	285	263	92	355
Unrealized loss on derivatives	544	1,803	(6)	1,797
Straight line rent adjustments	27	—	—	—
Deemed capital contribution to fund general and administrative expense reimbursement (2)	1,074	819	—	819
Adjusted EBITDA	$12,403	$7,224	$2,035	$9,259
Less:
Expansion capital expenditures	(46,710)	(8,027)	—	(8,027)
Cash interest expense	(3,761)	(2,136)	(772)	(2,908)
Distributions to preferred unitholders	(1,510)	(382)	—	(382)
Distributions to noncontrolling interest holders	(4)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	46,710	8,027	—	8,027
Distributable cash flow	$7,128	$4,706	$1,263	$5,969
Annualized quarterly distribution per unit	$1.42	$1.33
Distributions to common unitholders	6,976	3,962
Distributions to Landmark Dividend – subordinated units	1,113	1,042
Distributions to the General Partner – incentive distribution rights	98	5
Total distributions	$8,187	$5,009
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(1,059)	$(303)
Coverage ratio (3)	0.87x	0.94x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.” On April 1, 2017, the Partnership early adopted ASU No. 2017-01. Under ASU 2017-01 the June 8, 2017 drop-down transaction was an asset acquisition with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions will be capitalized.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

	Six Months Ended June 30,
	2017	2016(1)
	Landmark	Landmark	Drop-down
	Infrastructure	Infrastructure	Assets	Consolidated
	Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$24,644	$15,160	$4,348	$19,508
Expenses:
Management fees to affiliate	—	—	146	146
Property operating	161	72	2	74
General and administrative	2,845	2,145	—	2,145
Acquisition-related	752	335	92	427
Amortization	6,368	4,241	1,066	5,307
Impairments	848	—	—	—
Total expenses	10,974	6,793	1,306	8,099
Other income and expenses
Interest and other income	738	425	134	559
Interest expense	(8,154)	(4,715)	(1,905)	(6,620)
Unrealized loss on derivatives	(50)	(4,851)	(116)	(4,967)
Gain on sale of real property interests	—	374	—	374
Total other income and expenses	(7,466)	(8,767)	(1,887)	(10,654)
Net income (loss)	$6,204	$(400)	$1,155	$755
Add:
Interest expense	8,154	4,715	1,905	6,620
Amortization expense	6,368	4,241	1,066	5,307
EBITDA	$20,726	$8,556	$4,126	$12,682
Less:
Gain on sale of real property interests	—	(374)	—	(374)
Straight line rent adjustments	(217)	(54)	(119)	(173)
Amortization of above- and below-market rents	(652)	(588)	(149)	(737)
Add:
Impairments	848	—	—	—
Acquisition-related expenses	752	335	92	427
Unrealized loss on derivatives	50	4,851	116	4,967
Unit-based compensation	105	105	—	105
Deemed capital contribution to fund general and administrative expense reimbursement (2)	2,029	1,619	—	1,619
Adjusted EBITDA	$23,641	$14,450	$4,066	$18,516
Less:
Expansion capital expenditures	(59,153)	(8,027)	—	(8,027)
Cash interest expense	(7,243)	(4,287)	(1,549)	(5,836)
Distributions to preferred unitholders	(2,854)	(382)	—	(382)
Distributions to noncontrolling interest holders	(7)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	59,153	8,027	—	8,027
Distributable cash flow	$13,537	$9,781	$2,517	$12,298
Annualized quarterly distribution per unit	$1.42	$1.33
Distributions to common unitholders	13,834	7,865
Distributions to Landmark Dividend – subordinated units	2,218	2,077
Distributions to the General Partner – incentive distribution rights	185	5
Total distributions	$16,237	$9,947
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(2,700)	$(166)
Coverage ratio (3)	0.83x	0.98x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.” On April 1, 2017, the Partnership early adopted ASU No. 2017-01. Under ASU 2017-01 the June 8, 2017 drop-down transaction was an asset acquisition with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions will be capitalized.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.